FOR IMMEDIATE RELEASE

January 29, 2009

For further information contact:

Craig Montanaro

Senior Vice President,

Director of Strategic Planning

Kearny Financial Corp.

(973) 244-4510

KEARNY FINANCIAL CORP.

REPORTS SECOND QUARTER 2009 OPERATING RESULTS

Fairfield, New Jersey, January 29, 2009 – Kearny Financial Corp. (NASDAQ GS: KRNY) (the “Company”), the holding company of Kearny Federal Savings Bank (the “Bank”), today reported net income for the quarter ended December 31, 2008 of $2.2 million, or $0.03 per diluted share. The results represent an increase of $502,000 compared to net income of $1.7 million, or $0.03 per diluted share for the quarter ended September 30, 2008 and an increase of $862,000 compared to net income of $1.4 million, or $0.02 per diluted share for the quarter ended December 31, 2007. The Company attributes the increase in net income between linked quarters primarily to an increase in net interest income as well as an increase in non-interest income (excluding gain/loss on securities), a decrease in loss on securities and a decrease in non-interest expense, partially offset by increases in the provision for loan losses and income taxes. The increase in net income year-over-year resulted primarily from an increase in net interest income as well as an increase in non-interest income (excluding gain/loss on securities) and a decrease in loss on securities, partially offset by increases in the provision for loan losses, non-interest expense and income taxes.

Net income for the six months ended December 31, 2008 was $4.0 million, or $0.06 per diluted share; an increase of $1.6 million or 66.7% compared to $2.4 million, or $0.03 per diluted share for the six months ended December 31, 2007.

Kearny Federal Savings Bank operates from its administrative headquarters in Fairfield, New Jersey, and 26 retail branch offices located in Bergen, Hudson, Passaic, Morris, Middlesex, Essex, Union and Ocean Counties, New Jersey. At December 31, 2008, Kearny Financial Corp. had total assets, deposits and stockholders’ equity of $2.06 billion, $1.35 billion and $474.0 million, respectively.

The following is an overview of the Company’s financial results for the quarter ended December 31, 2008:

Net Interest Income

Net interest income during the quarter ended December 31, 2008 was $13.7 million, an increase of $426,000 or 3.2%, compared to net interest income of $13.2 million during the quarter ended September 30, 2008 and an increase of $2.0 million or 17.2%, compared to net interest income of $11.7 million during the quarter ended December 31, 2007. The Company’s net interest margin during the quarter ended December 31, 2008 was 2.91%, compared to 2.76% during the quarter ended September 30, 2008 and 2.55% during the quarter ended December 31, 2007. The increase in net interest income between linked quarters resulted from a decrease in interest expense partially offset by a decrease in interest income. The decrease in interest income and interest expense resulted from the precipitous decline in market interest rates, led by an additional 200 basis point reduction in the federal funds rate during the quarter. The Bank’s cost of funds continued to decline more rapidly than the yield on its earning assets between linked quarters. The increase in net interest income year-over-year resulted from an increase in interest income as well as a decrease in interest expense, again attributed to the decrease in market interest rates led by the 525 basis point decrease in the federal funds rate since September 2007.

Interest income decreased $243,000 or 1.0%, to $24.9 million during the quarter ended December 31, 2008 compared to $25.2 million during the quarter ended September 30, 2008 and increased $306,000 or 1.2%, compared to $24.6 million during the quarter ended December 31, 2007. Interest expense decreased $669,000 or 5.6%, to $11.2 million during the quarter ended December 31, 2008 compared to $11.9 million during the quarter ended September 30, 2008. Year-over-year, interest expense decreased $1.7 million or 13.1%, from $12.9 million during the quarter ended December 31, 2007.

Interest income from loans increased $343,000 to $15.4 million during the quarter ended December 31, 2008 compared to $15.1 million during the quarter ended September 30, 2008 and increased $1.5 million from $13.9 million during the quarter ended December 31, 2007. The increase in interest income between linked quarters and year-over-year resulted from an increase in average loans receivable, partially offset by a decrease in the portfolio’s average yield. During the quarter ended December 31, 2008, average loans receivable were $1.09 billion with an average yield of 5.69%. By comparison, during the quarters ended September 30, 2008 and December 31, 2007, average loans receivable were $1.05 billion and $954.1 million, respectively; with average yields of 5.75% and 5.84%, respectively. Much of the increase in average loans receivable between linked quarters was attributed to residential loan originations and purchases, with average residential mortgages increasing $28.7 million to $734.2 million. The loan portfolio’s average yield is decreasing as higher coupon mortgages are paid in full and replaced with new loans with lower coupons.

Interest income from mortgage-backed securities decreased $226,000 to $8.9 million during the quarter ended December 31, 2008 from $9.1 million during the quarter ended September 30, 2008, but increased $315,000 from $8.6 million during the quarter ended December 31, 2007. The decrease in interest income between linked quarters resulted from a decrease in average mortgage-backed securities, partially offset by a slight increase in the portfolio’s average yield. Year-over-year, the increase resulted from increases in both average mortgage-backed securities and the portfolio’s average yield. During the quarter ended December 31, 2008, average mortgage-backed securities were $697.9 million with an average yield of 5.10%. By comparison, during the quarters ended September 30, 2008 and December 31, 2007, average mortgage-backed securities were $718.9 million and $689.8 million, respectively; with average yields of 5.08% and 4.98%, respectively. The decrease in average mortgage-backed securities between linked quarters was attributed to the redeployment of principal payments to fund loan originations and purchases as well as deposit outflows during the current quarter. The nominal improvement in the portfolio’s average yield resulted from the addition of securities received through the redemption-in-kind of the AMF Ultra Short Mortgage Fund during the quarter ended September 30, 2008.

Interest income from non-mortgage-backed securities and other interest-earning assets, primarily cash and cash equivalents, decreased $360,000 to $574,000 during the quarter ended December 31, 2008 compared to $934,000 during the quarter ended September 30, 2008 and decreased $1.5 million from $2.1 million during the quarter ended December 31, 2007. The decrease in interest income between linked quarters and year-over-year was attributed to decreases in both average balances and average yields for both categories. During the quarter ended December 31, 2008, average non-mortgage-backed securities and other interest-earning assets were $98.2 million with an average yield of 2.34%. By comparison, during the quarters ended September 30, 2008 and December 31, 2007, average non-mortgage-backed securities and other interest-earning assets were $149.6 million and $187.3 million, respectively, with average yields of 2.50% and 4.47%, respectively. The decrease in average balances over the comparative and linked quarters resulted primarily from the redeployment of cash and cash equivalents into loans and mortgage-backed securities, additionally, decreases in the current quarter were used to fund deposit outflows while the 525 basis point decrease in the federal funds rate since September 2007 negatively impacted the average yields on both non-mortgage-backed securities and other interest-earning assets. The redemption-in-kind of the AMF Ultra Short Mortgage Fund during the quarter ended September 30, 2008 also contributed to both the decrease in average non-mortgage-backed securities as well as the average yield between linked quarters by transferring those balances from non-mortgage-backed securities to mortgage-backed securities.

Interest expense from deposits decreased $658,000 to $9.1 million during the quarter ended December 31, 2008 from $9.7 million during the quarter ended September 30, 2008 and decreased $1.9 million compared to $11.0 million during the quarter ended December 31, 2007. The decrease in interest expense from deposits between linked quarters resulted from a decrease in the average cost of interest-bearing deposits as well as a decrease in average interest-bearing deposits. Year-over-year, the decrease in interest expense resulted from a decrease in the cost of average interest-bearing deposits, partially offset by an increase in average interest-bearing deposits. During the quarter ended December 31, 2008, average interest-bearing deposits were $1.29 billion with an average cost of 2.81%. By comparison, during the quarters ended September 30, 2008 and December 31, 2007, average interest-bearing deposits were $1.31 billion and $1.26 billion, respectively, with average costs of 2.97% and 3.48%, respectively. The decrease in the cost of deposits over the comparative quarters was attributed primarily to the decrease in the average cost of certificates of deposit, which decreased to 3.65% during the current quarter compared to 3.90% during the linked quarter and 4.64% during the same quarter a year ago.

Interest expense attributed to Federal Home Loan Bank (“FHLB”) advances was unchanged at $2.2 million during the quarters ended December 31 and September 30, 2008, respectively, and increased $202,000 from $2.0 million during the quarter ended December 31, 2007. Average advances and the average cost of borrowings were little changed between linked quarters. Year-over-year, the increase in interest expense resulted from an increase in average advances, partially offset by a lower average cost of borrowing. During the quarter ended December 31, 2008, average advances were $217.7 million with an average cost of 4.00%. By comparison, during the quarters ended September 30, 2008 and December 31, 2007, average advances were $218.0 million and $189.1 million, respectively, with average costs of 4.01% and 4.18%. The Bank borrowed $100.0 million in each of the quarters ended September 30 and December 31, 2007 to replenish liquidity reduced by loan originations and purchases and deposit outflows.

Provision for Loan Losses

There was a provision for loan losses of $109,000 recorded during the quarter ended December 31, 2008 compared to no provisions during the linked and comparative quarters. The provision resulted from adjustments to the historic loss and economic factors components of the Bank’s analysis of probable loan losses as well as an increase in non-performing loans between the quarters ended September 30 and December 31, 2008.

Non-interest Income

Non-interest income attributed to fees, service charges and miscellaneous income increased $13,000 or 1.8%, to $736,000 during the quarter ended December 31, 2008 compared to $723,000 during the quarter ended September 30, 2008 and increased $65,000 or 9.7%, from $671,000 during the quarter ended December 31, 2007. The increase in non-interest income between linked quarters and year-over-year resulted primarily from a $133,000 gain realized from the sale of deposits in the Bank’s Irvington, New Jersey retail branch to another financial institution during December 2008. Partially offsetting the increase between linked quarters was an $88,000 reduction in fees and service charges across a number of categories and a $32,000 decrease in miscellaneous income, resulting from a non-recurring loan fee received in the prior quarter. Year-over-year, fees and service charges increased $13,000 while miscellaneous income, net of the premium from the sale of deposits, decreased $81,000 due primarily to a $73,000 decrease in income from the Bank’s official check clearing agent. The Bank is compensated for use of the float on its official checks by the clearing agent, whose primary source of income was a portfolio of mortgage-backed instruments, which was negatively impacted by the housing and credit crises.

There was no gain or loss on sale of securities during the quarter ended December 31, 2008. By comparison, there was a pre-tax loss on sale of securities of $415,000 resulting from the redemption-in-kind associated with the AMF Ultra Short Mortgage Fund during the quarter ended September 30, 2008 and a $2,000 loss on sale of securities recorded during the same quarter a year ago.

Non-interest Expense

Non-interest expense decreased $65,000 or 0.6%, to $10.55 million during the quarter ended December 31, 2008 from $10.62 million during the quarter ended September 30, 2008 and increased $454,000 or 4.5%, compared to $10.10 million during the quarter ended December 31, 2007. The decrease in non-interest expense between the quarters ended September 30 and December 31, 2008 was primarily the result of a $204,000 decrease in salaries and employee benefits expense as well as nominal decreases in net occupancy expense of premises, amortization of intangible assets and directors’ compensation expense totaling $23,000. Partially offsetting these decreases were increases in federal insurance premium expense and miscellaneous expense of $58,000 and $68,000, respectively, and nominal increases in equipment expense and advertising expense totaling $36,000.

Salaries and employee benefits expense decreased $204,000 to $6.2 million between linked quarters due primarily to a $324,000 reduction in pension plan expense. While awaiting the valuation report for Bank’s defined benefit pension plan for the year ending June 30, 2009, management continued to accrue pension plan expense at a level commensurate with the expense recorded during the year ended June 30, 2008. Upon receipt of the report in November 2008, it was determined that the estimate was high and accrued pension expense was adjusted accordingly. Also contributing to the decrease was a reduction of Employee Stock Ownership Plan (“ESOP”) expense of $31,000 due to a decrease in the average market price of the Company’s common stock during the quarter. Partially offsetting these decreases were increased compensation expense due to additions to the staff and increased payroll taxes expense due primarily to the vesting of restricted stock in December 2008.

Federal insurance premium expense increased $58,000 to $208,000 between linked quarters due to a one-time adjustment in conjunction with the Federal Deposit Insurance

Corporation’s rule change announced in December 2008, raising assessment rates beginning in the quarter ending March 31, 2009. Miscellaneous expense increased $68,000 to $1.2 million between linked quarters. The most significant component was a $75,000 non-recurring payment made to an information technology service provider to release an employee from his contract in order to become an employee of the Bank.

The $454,000 increase in non-interest expense year-over-year resulted primarily from increases in salaries and employee benefits expense, net occupancy expense of premises, advertising expense and federal insurance premium expense of $208,000, $97,000, $152,000 and $68,000, respectively, as well as a nominal increase in equipment expense of $11,000. The increase in salaries and employee benefits expense resulted primarily from normal salary increases. The increase in net occupancy expense of premises was attributed to generally higher costs to maintain the Bank’s facilities as well as the addition of two new retail branches during the year. With respect to advertising expense, the increase was attributed primarily to marketing campaigns promoting the two new branches. The increase in federal insurance premium expense is explained above. Partially offsetting these increases was a decrease in amortization of intangible assets of $56,000, due to completion in October 2007 of amortization of an intangible asset acquired during a prior bank purchase, and decreases in directors’ compensation expense and miscellaneous expense totaling $26,000.

Provision for Income Taxes

The provision for income taxes during the quarter ended December 31, 2008 was $1.5 million compared to $1.2 million during the quarter ended September 30, 2008 and $857,000 during the quarter ended December 31, 2007. Between linked quarters, the increase in income taxes was attributed primarily to an increase in pre-tax income. Year-over-year, the increase in income taxes was attributed primarily to an increase in pre-tax income as well as a reduction in interest from tax-exempt instruments as a percentage of pre-tax income as pre-tax income increased. The Company’s effective tax rates during the quarters ended December 31, 2008, September 30, 2008 and December 31, 2007 were 40.2%, 40.8% and 38.4%, respectively.

Cash and Cash Equivalents

Cash and cash equivalents, which consist primarily of interest-bearing deposits in other banks, increased $9.7 million to $88.5 million at December 31, 2008, from $78.8 million at September 30, 2008. With the federal funds target rate pushed down to a range of between 0.00% and 0.25% and declining loan demand, management used liquidity to fund deposit outflows during the first two months of the quarter. However, by the end of the quarter cash and cash equivalents began to build again as the competition lowered their deposit rates bringing them in line with those offered by the Bank.

Loans and Asset Quality

Loans receivable, net of deferred fees and costs and the allowance for loan losses, increased $4.7 million, and was virtually unchanged at $1.08 billion as of September 30 and December 31, 2008. As the economic downturn became more firmly entrenched, lending activity dropped significantly. During the current quarter, loan originations and loan purchases totaled $33.8 million and $3.1 million, respectively, compared to $65.0 million and $27.0 million, respectively, during the prior quarter. The most significant activity occurred in the commercial business loans and multi-family mortgage categories, which increased $2.9 million and $1.6 million, respectively. All other loan categories increased only $194,000 in the aggregate between September 30 and December 31, 2008.

Non-performing loans were $7.7 million or 0.71% of total loans at December 31, 2008. By comparison, non-performing loans were $2.3 million or 0.22% of total loans at September 30, 2008 and $1.1 million or 0.12% of total loans at December 31, 2007. For the most part, the increase in non-performing loans between linked quarters occurred in the commercial mortgage category, which increased $4.4 million to $5.7 million. Non-performing one-to-four family mortgages increased $1.0 million to $1.9 million. Charge-offs during the quarters ended December 31, 2008, September 30, 2008 and December 31, 2007 were $2,000, $-0- and $-0-, respectively, but as a percentage of average loans, charge-offs were effectively zero percent during all three quarters. There were no recoveries during the quarter ended December 31, 2008 compared to a recovery of $19,000 during the prior quarter and none during the quarter ended December 31, 2007. The allowance for loan losses as a percentage of total loans outstanding was 0.57% at December 31 and September 30, 2008 and 0.64% at December 31, 2007, reflecting an allowance balance of $6.2 million, $6.1 million and $6.1 million, respectively, at the close of each quarter.

Securities and Mortgage-backed Securities

Mortgage-backed securities available for sale, all of which are government agency pass-through certificates, decreased $12.3 million to $690.3 million at December 31, 2008 compared to $702.6 million at September 30, 2008. The decrease resulted from principal repayments and maturities partially offset by a $7.9 million increase in the fair value of the portfolio and purchases of $7.9 million. The net unrealized gain for this portfolio was $10.5 million as of December 31, 2008. Management has concluded based on its evaluation of this portfolio that no other-than-temporary impairment is present at December 31, 2008. Cash flows from principal and interest payments were generally used to fund loan originations and purchases as well as deposit outflows during the quarter.

The amortized cost of mortgage-backed securities held to maturity decreased $99,000 to $5.7 million at December 31, 2008 compared to $5.8 million at September 30, 2008 due to principal repayments partially offset by discount accretion. The fair value of the portfolio decreased $917,000 to $4.2 million at December 31, 2008 compared to $5.2 million at September 30, 2008. The net unrealized loss for this portfolio was $1.5 million as of December 31, 2008. Management has concluded based on its evaluation of this portfolio that no other-than-temporary impairment is present at December 31, 2008.

Due to a continuing decline in the net asset value of the AMF Ultra Short Mortgage Fund, the Company decided in July 2008 to withdraw its investment in the fund by invoking a redemption-in-kind option after the fund’s manager instituted a temporary prohibition against cash redemptions. As a result of the redemption-in-kind, the Bank received its pro-rata share of cash assets and the mortgage-backed securities in the fund. Many of the mortgage-backed securities are private label collateralized mortgage obligations. Upon redemption, this portfolio was written down to fair value and classified as held-to-maturity.

Non-mortgage-backed securities, all of which are classified as available for sale, decreased $1.6 million to $28.7 million at December 31, 2008 compared to $30.3 million at September 30, 2008. The decrease resulted from principal repayments and a decrease in the fair value of the portfolio. The net unrealized loss for this portfolio was $3.3 million as of December

31, 2008. Management has concluded based on its evaluation of this portfolio that no other-than-temporary impairment is present at December 31, 2008.

Deposits

Deposits increased $2.3 million, and were virtually unchanged at $1.35 billion as of September 30 and December 31, 2008. During the quarter ended December 31, 2008, interest-bearing demand deposits increased $262,000 to $154.4 million and certificates of deposit increased $4.6 million to $858.0 million. Savings deposits decreased $2.4 million to $288.5 million and non-interest-bearing demand deposits decreased $176,000 to $50.5 million. During the quarter the Bank continued to price deposit interest rates at levels management considered to be reasonably competitive in the marketplace. Management determined that there was no need to increase interest rates to attract deposits due to the combination of adequate cash flows from investing activities to fund loan demand as well as low returns on cash and cash equivalents. The Bank experienced deposit outflows during the first two months of the quarter, but the trend was reversed in December as the competition lowered their deposit rates bringing them in line with those offered by the Bank. In October 2008, the Bank’s Franklin Lakes, New Jersey retail branch was closed and its deposits transferred to the Wyckoff branch. In December 2008, $8.5 million of deposits in the Irvington, New Jersey branch were sold to another financial institution.

Federal Home Loan Bank Advances

FHLB advances decreased $3.0 million to $215.0 million at December 31, 2008 from $218.0 million at September 30, 2008. Since there was no need to borrow during the quarter, the Bank did not renew a 5.55% $3.0 million advance, which matured in December 2008. Additional borrowings are an option available to management if funding needs change or to lengthen liabilities.

Stockholders’ Equity and Capital Management

During the quarter ended December 31, 2008, stockholders’ equity decreased $637,000 to $474.0 million from $474.6 million at September 30, 2008. The decrease was primarily the result of a $7.65 million increase in treasury stock due to the purchase of 658,000 shares of the Company’s common stock as well as an $876,000 cash dividend declared for payment to minority shareholders. Partially offsetting these decreases was an increase in accumulated other comprehensive income of $3.97 million due to the aggregate mark-to-market adjustment to the available for sale non-mortgage-backed securities and mortgage-backed securities portfolios and benefit plan related adjustments to equity per SFAS No. 158 and net income during the quarter of $2.24 million. Also offsetting the decreases was $431,000 of ESOP shares earned and $772,000 of restricted stock plan shares earned and an adjustment to equity of $476,000 for expensing stock options.

The Bank’s ratio of tangible equity to tangible assets was 18.3% at December 31, 2008. The Bank’s Total Capital and Tier 1 Capital to risk-weighted assets were 38.4% and 37.9%, respectively, far in excess of the 10.0% and 6.0% levels, respectively, required by the Office of Thrift Supervision to be classified “well-capitalized” under regulatory guidelines.

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to factors discussed in documents filed by Kearny Financial Corp. with the Securities and Exchange Commission from time to time. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

KEARNY FINANCIAL CORP.

FINANCIAL HIGHLIGHTS

(In Thousands, Except Per Share Data, Unaudited)

	December 31,	September 30,
	2008	2008
Selected Balance Sheet Data:
Assets	$2,055,232	$2,057,708
Cash and cash equivalents	88,496	78,824
Securities available for sale	28,718	30,278
Net loans receivable	1,080,281	1,075,627
Mortgage-backed securities available for sale	690,263	702,561
Mortgage-backed securities held to maturity	5,741	5,840
Goodwill	82,263	82,263
Deposits	1,351,354	1,349,042
Federal Home Loan Bank advances	215,000	218,000
Total stockholders’ equity	473,961	474,598

	For the Three Months Ended
	December 31,	September 30,	December 31,
	2008	2008	2007
Summary of Operations:
Interest income	$24,917	$25,160	$24,611
Interest expense	11,248	11,917	12,948
Net interest income	13,669	13,243	11,663
Provision for loan losses	109	0	0
Net interest income after provision for loan losses	13,560	13,243	11,663
Non-interest income, excluding loss on securities	736	723	671
Loss on sale of securities	0	(415)	(2)
Non-interest expense	10,553	10,618	10,099
Income before taxes	3,743	2,933	2,233
Provision for income taxes	1,505	1,197	857
Net income	$2,238	$1,736	$1,376

Per Share Data:
Net income per share - basic	$0.03	$0.03	$0.02
Net income per share - diluted	$0.03	$0.03	$0.02
Weighted average number of common shares
outstanding - basic	68,190	68,454	68,808
Weighted average number of common shares
outstanding - diluted	68,316	68,686	68,957

Per Share Data:
Cash dividends per share (1)	$0.05	$0.05	$0.05
Dividend payout ratio (2)	39.14%	52.30%	67.22%

(1) Represents dividends declared per common share.

(2) Represents dividends paid per minority share divided by net income.

KEARNY FINANCIAL CORP.

FINANCIAL HIGHLIGHTS

(In Thousands, Except Per Share Data, Unaudited)

	At the Three Months Ended
	December 31,	September 30,	December 31,
	2008	2008	2007
Per Share Data:
Closing price as reported by NASDAQ	$12.80	$12.24	$11.91
Book Value	$6.79	$6.74	$6.68
Tangible Book Value	$5.61	$5.57	$5.52

	For the Three Months Ended
	December 31,	September 30,	December 31,
	2008	2008	2007
Performance Ratios:
Return on average assets	0.44%	0.34%	0.28%
Return on average equity	1.90%	1.48%	1.18%
Net interest rate spread (1)	2.32%	2.12%	1.81%
Net interest margin (2)	2.91%	2.76%	2.55%
Average interest-earning assets to average
interest-bearing liabilities	124.82%	125.55%	126.28%
Efficiency ratio, net of loss on securities	73.26%	76.03%	81.88%
Non-interest expense to average assets	2.06%	2.05%	2.03%

(1) Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.

(2) Net interest income divided by average interest-earning assets.

	At or for the Three Months Ended
	December 31,	September 30,	December 31,
	2008	2008	2007
Asset Quality Ratios:(1)
Non-performing loans to total loans	0.71%	0.22%	0.12%
Non-performing assets to total assets	0.38%	0.12%	0.06%
Net charge-offs to average loans outstanding	0.00%	0.00%	0.00%
Allowance for loan losses to total loans	0.57%	0.57%	0.64%
Allowance for loan losses to non-performing loans	81.34%	261.40%	540.76%

(1) Asset quality ratios are period end ratios unless otherwise noted.

	At or for the Three Months Ended
	December 31,	September 30,	December 31,
	2008	2008	2007
Consolidated Capital Ratios:
Average equity to average assets	23.00%	22.73%	23.56%
Equity to assets at period end	23.06%	23.06%	23.32%
Tangible equity to tangible assets at period end	19.69%	19.86%	20.04%

KEARNY FINANCIAL CORP.

FINANCIAL HIGHLIGHTS

(In Thousands, Except Per Share Data, Unaudited)

	For the Three Months Ended
	December 31,	September 30,	December 31,
	2008	2008	2007
Average Balances:
Loans receivable	$1,085,395	$1,050,759	$954,147
Mortgage-backed securities available for sale	692,115	718,487	689,837
Mortgage-backed securities held to maturity	5,802	447	0
Securities available for sale	32,138	39,645	46,747
Other interest-earning assets	66,016	109,965	140,539
Total interest earning assets	1,881,466	1,919,303	1,831,270
Non-interest-earning assets	162,973	151,205	156,377
Total assets	$2,044,439	$2,070,508	$1,987,647

Interest-bearing deposits	$1,289,668	$1,310,677	$1,261,038
Federal Home Loan Bank advances	217,685	218,000	189,090
Total interest-bearing liabilities	1,507,353	1,528,677	1,450,128
Non-interest-bearing liabilities	66,916	71,121	69,194
Stockholders’ equity	470,170	470,710	468,325
Total liabilities and stockholders’ equity	$2,044,439	$2,070,508	$1,987,647

	For the Three Months Ended
	December 31,	September 30,	December 31,
	2008	2008	2007
Spread and Margin Analysis:
Yield on average:
Loans receivable	5.69%	5.75%	5.84%
Mortgage-backed securities available for sale
and held to maturity	5.10%	5.08%	4.98%
Securities available for sale	3.58%	2.88%	4.61%
Other interest-earning assets	1.73%	2.36%	4.42%
Interest-earning assets	5.30%	5.24%	5.38%
Cost of average:
Interest-bearing deposits	2.81%	2.97%	3.48%
Federal Home Loan Bank advances	4.00%	4.01%	4.18%
Interest-bearing liabilities	2.98%	3.12%	3.57%
Net interest rate spread	2.32%	2.12%	1.81%
Net interest margin	2.91%	2.76%	2.55%
Average interest-earning assets to average
interest-bearing liabilities	124.82%	125.55%	126.28%

KEARNY FINANCIAL CORP.

FINANCIAL HIGHLIGHTS

(In Thousands, Except Per Share Data, Unaudited)

	For the Six Months Ended
	December 31,		December 31,
	2008		2007
Summary of Operations:
Interest income	$50,077		$48,024
Interest expense	23,165		24,989
Net interest income	26,912		23,035
Provision for loan losses	109		94
Net interest income after provision for loan losses	26,803		22,941
Non-interest income, excluding (loss) gain on sale
of securities	1,459		1,376
(Loss) gain on sale of securities	(415)		5
Non-interest expense	21,171		20,460
Income before taxes	6,676		3,862
Provision for income taxes	2,702		1,456
Net income	$3,974	$	$2,406

Per Share Data:
Net income per share - basic	$0.06		$0.03
Net income per share - diluted	$0.06		$0.03
Weighted average number of common shares
outstanding - basic	68,322		68,763
Weighted average number of common shares
outstanding - diluted	68,481		68,946

Per Share Data:
Cash dividends per share (1)	$0.10		$0.10
Dividend payout ratio (2)	44.89%		77.27%

(1) Represents dividends declared per common share.

(2) Represents dividends paid per minority share divided by net income.

KEARNY FINANCIAL CORP.

FINANCIAL HIGHLIGHTS

(In Thousands, Except Per Share Data, Unaudited)

	For the Six Months Ended
	December 31,	December 31,
	2008	2007
Performance Ratios:
Return on average assets	0.39%	0.25%
Return on average equity	1.69%	1.03%
Net interest rate spread (1)	2.22%	1.79%
Net interest margin (2)	2.83%	2.57%
Average interest-earning assets to average
interest-bearing liabilities	125.19%	128.09%
Efficiency ratio, net of gain (loss) on securities	74.62%	83.81%
Non-interest expense to average assets	2.06%	2.10%

(1) Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.

(2) Net interest income divided by average interest-earning assets.

	For the Six Months Ended
	December 31,	December 31,
	2008	2007
Asset Quality Ratios:(1)
Non-performing loans to total loans	0.71%	0.12%
Non-performing assets to total assets	0.38%	0.06%
Net charge-offs to average loans outstanding	0.00%	0.00%
Allowance for loan losses to total loans	0.57%	0.64%
Allowance for loan losses to non-performing loans	81.34%	540.76%

(1) Asset quality ratios are period end ratios unless otherwise noted.

	For the Six Months Ended
	December 31,	December 31,
	2008	2007
Consolidated Capital Ratios:
Average equity to average assets	22.86%	23.90%
Equity to assets at period end	23.06%	23.32%
Tangible equity to tangible assets at period end	19.69%	20.04%

KEARNY FINANCIAL CORP.

FINANCIAL HIGHLIGHTS

(In Thousands, Except Per Share Data, Unaudited)

	For the Six Months Ended
	December 31,	December 31,
	2008	2007
Average Balances:
Loans receivable	$1,068,077	$930,384
Mortgage-backed securities available for sale	705,301	679,839
Mortgage-backed securities held to maturity	3,125	0
Securities available for sale	35,892	65,352
Other interest-earning assets	87,990	116,264
Total interest earning assets	1,900,385	1,791,839
Non-interest-earning assets	157,087	153,748
Total assets	$2,057,472	$1,945,587

Interest-bearing deposits	$1,300,173	$1,270,857
FHLB advances	217,842	128,031
Total interest-bearing liabilities	1,518,015	1,398,888
Non-interest-bearing liabilities	69,017	81,612
Stockholders’ equity	470,440	465,087
Total liabilities and stockholders’ equity	$2,057,472	$1,945,587

	For the Six Months Ended
	December 31,	December 31,
	2008	2007
Spread and Margin Analysis:
Yield on average:
Loans receivable	5.72%	5.83%
Mortgage-backed securities available for sale
and held to maturity	5.09%	4.94%
Securities available for sale	3.19%	4.41%
Other interest-earning assets	2.13%	4.63%
Interest-earning assets	5.27%	5.36%
Cost of average:
Interest-bearing deposits	2.89%	3.50%
FHLB advances	4.01%	4.32%
Interest-bearing liabilities	3.05%	3.57%
Net interest rate spread	2.22%	1.79%
Net interest margin	2.83%	2.57%
Average interest-earning assets to average
interest-bearing liabilities	125.19%	128.09%